                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

                                     BETWEEN

                        UNITED STATES EXPLORATION, INC.,
                                  AS BORROWER,

                                       AND

                             BANK OF OKLAHOMA, N.A.,
                                    AS LENDER

                                 August 25, 2000

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONAL PROVISIONS................................................................................1

   1.1   General Definitional Provisions..........................................................................1
   1.2   Specific Definitions of Terms............................................................................1

ARTICLE II. REVOLVING LINE OF CREDIT.............................................................................11

   2.1   Revolving Credit Commitment.............................................................................11
   2.2   Manner of Borrowing; Request for Advance; Funding.......................................................11
   2.3   Use of Proceeds.........................................................................................12
   2.4   Interest................................................................................................12
   2.5   Extension of Revolving Loan Stated Maturity Date........................................................12
   2.6   Periodic Redetermination of Revolving Rate..............................................................12

ARTICLE III. CERTAIN TERMS OF CREDIT FACILITY....................................................................12

   3.1   Optional Prepayments of Principal.......................................................................12
   3.2   Borrowing Base Determination and Mandatory Borrowing Base Prepayments...................................12
   3.3   Calculation of Interest.................................................................................14
   3.4   Manner and Application of Payments......................................................................14
   3.5   Nonusage Fee............................................................................................14
   3.6   Letter of Credit Fee....................................................................................14
   3.7   Commitment Fee..........................................................................................14

ARTICLE IV. CONDITIONS PRECEDENT.................................................................................15

   4.1   Initial Advance.........................................................................................15
   4.2   All Advances............................................................................................17

ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................17

   5.1   Organization and Good Standing..........................................................................17
   5.2   Authorization and Power.................................................................................18
   5.3   No Conflicts or Consents................................................................................18
   5.4   Enforceable Obligations.................................................................................18
   5.5   Ownership of Properties.................................................................................18
   5.6   Financial Condition.....................................................................................19
   5.7   Solvency................................................................................................19
   5.8   Full Disclosure.........................................................................................19
   5.9   No Default..............................................................................................19
   5.10  Material Agreements.....................................................................................19
   5.11  No Litigation...........................................................................................20
   5.12  Use of Proceeds; Margin Stock...........................................................................20
   5.13  Taxes...................................................................................................20
   5.14  Principal Office........................................................................................20
   5.15  ERISA...................................................................................................20
   5.16  Compliance with Law.....................................................................................20
   5.17  Environmental Matters...................................................................................20

   5.18  Subsidiaries............................................................................................21

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................21

   6.1   Financial Statements, Reports and Documents.............................................................21
   6.2   Liens on Properties.....................................................................................23
   6.3   Payment of Taxes and Other Indebtedness.................................................................23
   6.4   Maintenance of Properties...............................................................................23
   6.5   Notice of Default.......................................................................................23
   6.6   Other Notices...........................................................................................23
   6.7   Compliance with Loan Documents..........................................................................24
   6.8   Compliance with Material Agreements.....................................................................24
   6.9   Books and Records; Access...............................................................................24
   6.10  Compliance with Law.....................................................................................24
   6.11  Insurance...............................................................................................24
   6.12  Authorizations..........................................................................................24
   6.13  ERISA Compliance........................................................................................24
   6.14  Further Assurances......................................................................................25
   6.15  Maintenance of Corporate Identity.......................................................................25
   6.16  Division Orders, Etc....................................................................................25
   6.17  Acquisition or Formation of Subsidiaries................................................................25
   6.18  Collection Account......................................................................................25
   6.19  Financial Condition.....................................................................................25
   6.20  Environmental Matters...................................................................................26
   6.21  Other Information and Inspections.......................................................................26
   6.22  Notice Concerning Directors.............................................................................26

ARTICLE VII. NEGATIVE COVENANTS..................................................................................26

   7.1   Limitation on Indebtedness..............................................................................26
   7.2   Liens...................................................................................................27
   7.3   Alteration of Material Agreements.......................................................................27
   7.4   Limitation on Sale of Property..........................................................................27
   7.5   Fiscal Year and Accounting Method.......................................................................27
   7.6   Liquidations, Mergers, Consolidations, Acquisitions
         or Dispositions of Substantial Assets...................................................................27
   7.7   No Amendments of Articles of Incorporation, Charters or Bylaws..........................................28
   7.8   Restrictions on Dividends and Redemptions...............................................................28
   7.9   Certain Payments........................................................................................28
   7.10  Gas Imbalances..........................................................................................28
   7.11  Transactions with Affiliates............................................................................28
   7.12  Investments.............................................................................................28

ARTICLE VIII. EVENTS OF DEFAULT..................................................................................29

   8.1   Non-Payment.............................................................................................29
   8.2   Breach of Warranty......................................................................................29
   8.3   Non-Performance of Certain Covenants....................................................................29
   8.4   Non-Performance of Other Covenants......................................................................29
   8.5   Default on Other Indebtedness...........................................................................29

   8.6   Bankruptcy, Insolvency, Etc.............................................................................29
   8.7   Judgments...............................................................................................30
   8.8   Plans...................................................................................................30
   8.9   Security Documents......................................................................................30
   8.10  Change of Control.......................................................................................30
   8.11  Notice and Cure.........................................................................................30
   8.12  Remedies Upon Event of Default..........................................................................30
   8.13  Performance by Lender...................................................................................31

ARTICLE IX. MISCELLANEOUS........................................................................................31

   9.1   Strict Compliance.......................................................................................31
   9.2   Modification............................................................................................31
   9.3   Accounting Reports......................................................................................31
   9.4   Waivers of Rights.......................................................................................31
   9.5   Payment of Expenses.....................................................................................32
   9.6   Indemnity...............................................................................................32
   9.7   Notices.................................................................................................33
   9.8   Governing Law...........................................................................................33
   9.9   Choice of Forum and Jurisdiction........................................................................33
   9.10  Invalid Provisions......................................................................................33
   9.11  Maximum Interest Rate...................................................................................34
   9.12  Offset..................................................................................................34
   9.13  Table of Contents and Headings..........................................................................34
   9.14  Benefit.................................................................................................34
   9.15  Multiple Counterparts...................................................................................35
   9.16  Written Loan Agreement..................................................................................35


                                    EXHIBITS

Exhibit "A"       Revolving Note
Exhibit "B"       Mortgage
Exhibit "C"       Request for Advance
Exhibit "D"       Guaranty
Exhibit "E"       Permitted Liens
Exhibit "F"       Wells
Exhibit "G"       Title Defects
Exhibit "H"       No Default Certificate
Exhibit "I"       Litigation
Exhibit "J"       Subsidiaries
Exhibit "K"       Compliance Certificate

                                CREDIT AGREEMENT


         This Credit Agreement is entered into this 25th day of August, 2000, by and between UNITED STATES EXPLORATION, INC., a Colorado corporation ("Borrower"), and Bank of Oklahoma, N.A. ("Lender"), with respect to the following:

         A. Borrower has requested that Lender establish a revolving line of credit in the initial principal amount of $6,000,000 for Borrower to satisfy in full all Indebtedness of Borrower to Benson Mineral Group, Inc. and for the enhancement, acquisition, and development of oil and gas reserves, and the issuance of letters of credit in connection therewith.

         B. Lender is willing to do so on the terms and conditions set forth in this Agreement.

         Accordingly, Borrower and Lender agree as follows:

                                   ARTICLE I.
                             DEFINITIONAL PROVISIONS

         1.1 General Definitional Provisions.

             (a) Defined terms used herein in the singular shall include the plural and vice versa.

             (b) The words "hereof", "herein", "hereunder" and "hereto" and similar terms when used in this Agreement or any other Loan Document refer to this Agreement or such Loan Document, as applicable, as a whole and not to any particular provision of this Agreement or such Loan Document, as applicable.

             (c) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

             (d) The terms "Section" and "Article" refer to Sections and Articles of this Agreement, and the terms "Exhibit" and "Schedule" refer to the Exhibits and Schedules attached to this Agreement, unless the context states or implies otherwise.

             (e) The term "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         1.2 Specific Definitions of Terms. The following terms shall have the respective meanings assigned to them in this Article One when used in this Agreement, the Note or any other Loan Document, certificate, report or other document made or delivered pursuant to this Agreement or the other Loan Documents, unless otherwise defined therein or the context states or implies otherwise:

         "Advance" means the disbursement by Lender of funds loaned pursuant to this Agreement or any other Loan Document.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote ten percent (10%) or more of the securities or other ownership interest or right (on a fully diluted basis) having ordinary voting power for the election of directors, managers or general partners, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement" means this Agreement and all exhibits and schedules hereto, as the same may be amended, modified, increased, supplemented and/or restated from time to time hereafter.

         "Applicable Margin" means the number of Basis Points per annum set forth below, based on the applicable Borrowing Base Usage:

                                                    APPLICABLE MARGIN
APPLICABLE BORROWING BASE USAGE                      BASE RATE MINUS
-------------------------------                     -----------------
            > or = to 90%                                    0
       > or = to 75% but < 90%                              25
       > or = to 50% but < 75%                              50
                    < 50%                                   75

         "Applicable Nonusage Fee Rate" means the number of Basis Points per annum set forth below, based on the applicable Borrowing Base Usage:



APPLICABLE BORROWING BASE USAGE                APPLICABLE NONUSAGE FEE RATE
-------------------------------                ----------------------------
            > or = to 90%                                   50
       > or = to 75% but < 90%                            37.5
       > or = to 50% but < 75%                              25
                    < 50%                                 12.5


                  "Available Commitment Amount" shall mean, at any time, an amount equal to the positive remainder, if any, of (i) the Revolving Credit Commitment at such time minus (ii) the Outstanding Indebtedness at such time.

         "Average Outstanding Indebtedness" shall mean, for any period, the average Outstanding Indebtedness for such period.

         "Base Rate" means the per annum rate of interest (expressed as a percentage) formally designated by Chase Manhattan Bank, N.A., from time to time as its "prime rate" for the guidance of its loan officers, after taking into consideration such factors as Chase Manhattan Bank, N.A. may from time to time consider appropriate in its sole discretion, whether or not such prime rate is actually charged or published and whether or not a lower or better rate of interest is charged to other customers or borrowers. If Chase Manhattan Bank, N.A. announces or recognizes more than one prime rate, then the Base Rate shall be the highest of the prime rates so announced or recognized by Chase Manhattan Bank, N.A. If Chase Manhattan Bank, N.A. ceases to publicly designate a prime rate, then the Base Rate shall be the highest per annum rate of interest (expressed as a percentage) as published from time to time as the "Prime Rate" in the "Money Rates" section of The Wall Street Journal.

         "Basis Point" means one one-hundredth of one percent (0.01%).

         "Borrower" shall mean United States Exploration, Inc., a Colorado corporation.

         "Borrowing Base" has the meaning set forth in Section 3.2.

         "Borrowing Base Redetermination Date" has the meaning provided in
Section 3.2(b).

         "Borrowing Base Usage" means, (i) for the purpose of determining the Applicable Margin, a percentage derived from a fraction determined by dividing the Average Outstanding Indebtedness for the month preceding the Revolving Rate Redetermination Date by the newly determined Borrowing Base, and (ii) for the purpose of determining the Applicable Nonusage Fee Rate, a percentage derived from a fraction determined by dividing the Average Outstanding Indebtedness for the three-month period ending on the applicable Nonusage Fee Payment Date by the Borrowing Base for such period.

         "Business Day" means every day that Lender's administrative offices are open to the general public for banking business in Oklahoma City, Oklahoma.

         "Collateral" means all present and future tangible or intangible assets, properties, interests, and rights in which Lender is to be granted a Lien (whether perfected or not) including, without limitation, the Properties, together with any other assets, properties, interests, and rights now or hereafter securing payment of all or any part of the Indebtedness owing to Lender.

         "Contested Claims" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) for which adequate reserves, as required by GAAP, have been established, and (iii) with respect to which any right to foreclose, execute upon or sell any Collateral or other assets of Borrower has not matured or has been effectively enjoined, superseded or stayed.

         "Debt Service Coverage Ratio" means, as of the end of each Fiscal Quarter, the quotient obtained by dividing (i) a numerator consisting of (a) the annualized sum of the

Borrower's consolidated net income for the Required Reporting Period, as defined by GAAP, minus (b) the annualized sum of cash dividends declared or paid by Borrower during the Required Reporting Period, plus (c) the annualized sum for the Required Reporting Period of Borrower's depletion expense, interest expense for current maturities of long-term debt in favor of any Person other than Lender, depreciation expense, intangible drilling expense, intangible material, non-recurring reworking expense, amortization expense, lease impairment expense, and federal and state taxes, plus (d) the sum of Projected Interest Expense (determined as of the last day of the Fiscal Quarter then ended), by (ii) a denominator consisting of (a) one-seventh (1/7) of the Revolving Credit Commitment as of the last day of the Fiscal Quarter then ended, plus (b) the sum of Projected Interest Expense (determined as of the last day of the Fiscal Quarter then ended) and current maturities of long-term debt in favor of any Person other than Lender together with interest thereon for the Fiscal Quarter then ended. Any dividend made in a Fiscal Quarter which is intended as the only dividend to be made for that Fiscal Year shall not be annualized for purposes of determining the Debt Service Coverage Ratio.

         "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

         "Default" means any Event of Default specified in Article Eight, or any condition or event, which after notice or the passage of time, or both, would constitute an Event of Default.

         "Default Rate" means the per annum rate of interest of the Base Rate plus five percent (5%).

         "Dollars" and the sign "$" refer to currency of the United States of America.

         "Environmental and Safety Laws" means all Laws concerning the protection and/or preservation of the environment (including, without limitation, ambient air, and surface and subsurface soils and waters), human health and safety, and/or wildlife.

         "Environmental or Safety Liability" means any claim, demand, loss, obligation, action, accusation, allegation, order, damage, injury, judgment, penalty, fine, cost of enforcement, cost of remedial or corrective action, or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental and Safety Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective regulations issued pursuant thereto.

         "Event of Default" has the meaning stated in Article Eight.

         "Fiscal Quarter" and "Fiscal Year" refer to the respective fiscal quarter and fiscal year of Borrower.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

         "Guarantors" shall mean each Subsidiary of Borrower.

         "Guaranty Agreement" means the unconditional Guaranty Agreements substantially in the form of Exhibit "D" executed by Guarantors, as from time to time amended, restated, supplemented, increased or otherwise modified.

         "Hydrocarbon Interests" means all of Borrower's rights, titles, interests, and estates in and to any and all oil leases; gas leases; oil and gas leases; oil, gas and mineral leases; or other liquid or gaseous hydrocarbon leases; pooling, communitization, and unitization agreements and orders of Tribunals having authority; fee and term mineral interests; overriding royalty and royalty interests; net profit interests; and production payments and interests.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of Borrower, any qualification or exception to such opinion or certification (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of material matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Borrower to breach or be in default of any of its obligations under this Agreement.

         "Indebtedness" means all indebtedness, obligations and liabilities of Borrower, including, without limitation and without duplication, the following:

             (a) all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or pursuant to any other Loan Document or represented by the Note, and all interest accruing thereon (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations), and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several;

             (b) all liabilities, except deferred taxes, which would be reflected on a balance sheet of Borrower, prepared in accordance with GAAP;

             (c) all obligations of Borrower in respect of any letter of credit, guaranty and any capital lease;

             (d) all obligations, indebtedness and liabilities secured by any Lien on any property or asset of Borrower; and

             (e) performance guarantees and performance surety or similar bonds provided by Borrower in the ordinary course of business.

         "Indemnified Parties" has the meaning set forth in Section 9.6.

         "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "Investment" means (i) any loan or advance made by a Person to any other Person (excluding commission, travel, moving and similar advances to officers and employees made in the ordinary course of business), (ii) any assumption of any liability or obligation of another Person, and (iii) any ownership or similar interest held by a Person in any other Person.

         "Laws" means any and all applicable statutes, laws, ordinances, rules, regulations, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality and/or Tribunal, including the common law of each applicable jurisdiction.

         "Lender" means Bank of Oklahoma, N.A.

         "Lien" means any lien, mortgage, security interest, hypothecation, tax lien, pledge, encumbrance, charge, conditional sale or title retention arrangement, or any other interest in property designed to secure the payment of indebtedness or the performance of an obligation, whether arising by agreement, under any Law, or otherwise.

         "Litigation" means any proceeding, claim, order, cause of action, chose in action, lawsuit, dispute, governmental inquiry, and/or governmental investigation asserted or threatened by any Person, or conducted before any Tribunal, mediator or arbitrator.

         "Loan" means the Revolving Loan.

         "Loan Documents" means this Agreement, the Note, the Security Documents, the Guaranty, and any and all other agreements or documents required by Lender to be executed or delivered pursuant to the terms of this Agreement or in connection herewith or therewith; and, with respect to this Agreement, the Note, the Security Documents, the Guaranty and such other agreements and documents, means any and all amendments and supplements thereto and modifications and restatements thereof.

         "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any of the Loan Documents or the financial condition or business operations of Borrower, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Loan Documents, or
(iii) results in or causes a Default or an Event of Default.

         "Maximum Rate" means, on any day, the highest nonusurious rate of interest (if any) permitted by applicable Law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Note under the Laws of the State of Oklahoma or, to the extent permitted by Law, under such Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

         "Note" means the Revolving Note, and each and every renewal and extension thereof and replacement or substitution therefor.

         "Outstanding Indebtedness" shall mean as of any date the unpaid balance of all Advances and accrued, but unpaid interest thereon, plus the total amount that may be drawn upon or required to be paid pursuant to the terms of all Letters of Credit issued by Lender to Borrower.

         "Permitted Encumbrances" shall mean and consist of (i) rights to consent by, required notices to, filings with, preferential rights, rights of first refusal or other similar rights or other actions required by any Person in connection with the exchange, sale or conveyance of any Property and the operations thereof if they are customarily obtained, given, made, waived or released, as applicable, in oil and gas industry sales and purchase transactions in connection with an exchange, sale or conveyance of oil and gas properties,
(ii) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, and such imperfections or irregularities of title, if any, and agreements, which, in each of the foregoing instances, are not substantial in character, amount or extent and do not materially detract from the value or materially interfere with either the present or intended use of the Property affected thereby, (iii) the matters described without material omission in any Exhibit or Schedule attached to this Agreement, and (iv) lessors' royalties, overriding royalties, and reversionary or "back-in" interests of record if the net cumulative effect of such burdens does not operate to reduce Borrower's net revenue interest in any Well to less than the net revenue interest represented or warranted by Borrower to Lender for such Well.

         "Permitted Liens" shall mean and consist of (i) Liens granted to Lender to secure the Indebtedness to Lender, (ii) Liens described on Exhibit "E" (and renewals and extensions thereof) so long as the Indebtedness secured thereby and the interest rate payable thereon is not increased or the maturity shortened,
(iii) pledges or deposits made to secure payment of workers' compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pension or social security programs, (iv) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and similar Liens arising in the ordinary course of business, securing Indebtedness not yet due or which qualifies as a Contested Claim, (v) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (vi) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of Taxes, (vii) encumbrances consisting of zoning restrictions, easements, rights-of-way, or restrictions, provided that such items do not impair the use or ownership of any Property for the purposes intended, and none of which are violated by existing or proposed structure or land use, (viii) good faith deposits in connection with bids, tenders, contracts or leases, and (ix) Liens under operating agreements governing the operation of the Properties or under production sales agreements, division orders, and other agreements concerning the processing, producing or selling of hydrocarbons, which, in each of the foregoing instances, are customary in the oil and gas operation, exploration and development industry and arise in the ordinary course of business to secure amounts not yet due.

         "Person" includes any individual, corporation, joint venture, general or limited partnership, limited liability company, limited liability corporation, limited liability partnership, trust, organization, association, other entity and Tribunal.

         "Plan" means any employee benefit plan or other similar plan participated in, contributed to or maintained by Borrower for employees, or for which Borrower or any Guarantor could have any liability of any nature or kind in connection therewith, which is governed or covered by ERISA, the Internal Revenue Code or any other applicable Law.

         "Projected Interest Expense" shall mean the aggregate amount of interest that would accrue on the amount of the Outstanding Indebtedness in existence on the last day of an applicable Fiscal Quarter at the Revolving Rate then in effect on the last day of such Fiscal Quarter for a one-year period following immediately thereafter.

         "Properties" means all of Borrower's right, title and interest in (i) the oil wells and gas wells described at Exhibit "F" (the "Wells"); (ii) the oil, gas, casinghead gas, condensate and other liquid or gaseous hydrocarbons (the "Hydrocarbons") now or hereafter underlying, produced or severed from, stored at or attributable to all or any portion of the lands described at Exhibit "F" and/or lands, spaced, pooled and/or unitized with such lands; (iii) the oil, gas and mineral leases, and pooling, unitization, communitization and similar orders of Tribunals having authority now or hereafter covering, all or any portion of the lands described at Exhibit "F" and/or lands, spaced, pooled and/or unitized with such lands (the "Leases"); (iv) the lands described in the Leases and the lands spaced, pooled and/or unitized therewith (the "Lands"); (v) all personal property, real property and fixtures now or hereafter situated at, appurtenant to, located upon or used in connection with the Lands, Leases, the Wells and/or the Hydrocarbons, including, without limitation, all personal property and fixtures of whatsoever kind or nature used in the exploration, exploitation, production, treatment, processing, transportation, and/or storage of Hydrocarbons, whether located below or above ground (the "Oil and Gas Properties"); (vi) all production sales contracts, operating agreements, farmout agreements, subleases, joint venture agreements, assignments, and any and all other agreements, contracts, contract rights, chattel paper, insurance policies and proceeds, accounts, general intangibles, licenses, files, records, rights-of-way, title documents, and easements, covering or pertaining to the production, sale, purchase, exchange or processing of the Hydrocarbons, the Leases, the Wells, the Lands, the Hydrocarbon Interests and/or the Oil and Gas Properties (the "Agreements"); (vii) the Hydrocarbon Interests; (viii) all rents, issues, profits, proceeds, products, revenues, accounts, and other income from or attributable to the Hydrocarbon Interests, the Leases, the Wells, the Lands, the Oil and Gas Properties and/or the Agreements; and (ix) all other oil and/or gas properties, rights, titles, interests and estates in which Borrower now or hereafter has any right, title or interest (excluding drilling rigs, automotive equipment or other personal property which may be on the Lands for the purpose of drilling a well or for other similar temporary uses).

         "Proved Developed Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids attributable to the Hydrocarbon Interests which geological and engineering data demonstrate with reasonable certainty can be expected to be recovered through existing oil and gas wells covered by the Hydrocarbon Interests with existing equipment and operation methods.

         "Regulation T", "Regulation U" and "Regulation X" mean Regulation T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U, T or X and having substantially the same function.

         "Request for Advance" has the meaning stated in Section 2.2.

         "Required Reporting Period" means the time periods set forth below, based on the end of the Fiscal Quarter:


         End of Fiscal Quarter                        Required Reporting Period
         ---------------------                        --------------------------
               9-30-2000                               7-1-2000 through 9-30-2000
              12-31-2000                               7-1-2000 through 12-31-2000
               3-31-2001                               7-1-2000 through 3-31-2001
               6-30-2001                         Last four consecutive Fiscal Quarters
        All Subsequent Quarters                  Last four consecutive Fiscal Quarters


         "Revolving Commitment Period" means the period beginning on the date hereof and ending on the Revolving Loan Termination Date.

         "Revolving Credit Commitment" means the lesser of (i) $10,000,000 or
(ii) the Borrowing Base in existence from time to time.

         "Revolving Loan" means the Advances made to Borrower pursuant to Article Two, and all renewals and extensions thereof and substitutions and replacements therefor.

         "Revolving Loan Stated Maturity Date" means August 1, 2003, as such date may, in Lender's sole discretion, be extended.

         "Revolving Loan Termination Date" means the earliest of (i) the Revolving Loan Stated Maturity Date, or (ii) the date upon which any Termination Event occurs.

         "Revolving Note" means the promissory note (in the form attached hereto as Exhibit "A") to be delivered by Borrower to Lender pursuant to Article Two, and all renewals and extensions thereof and substitutions and replacements therefor.

         "Revolving Rate" means the Base Rate (in effect from day-to-day) minus 0.75%, from the date hereof through November 30, 2000 and, after November 30, 2000, means the per annum rate of interest (expressed as a percentage) redetermined in accordance with Section 2.6.

         "Revolving Rate Redetermination Date" has the meaning provided in
Section 2.6.

         "Rights" means rights, remedies, powers and privileges.

         "Secretary" includes any Assistant Secretary.

         "Security Documents" has the meaning stated in Section 4.1(b)(iii).

         "Subject Transactions" has the meaning set forth in Section 9.6.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership or joint venture in which such Person is a general partner or a joint venturer, and
(iii) any association, partnership, business trust, limited liability company, limited liability partnership, limited liability corporation, joint venture, or other non-corporate business entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by, or more than fifty percent (50%) owned by, such Person.

         "Tax or Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by or under any Law or any Tribunal.

         "Tangible Net Worth" means the consolidated net worth of Borrower and its respective Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Termination Event" means (i) the occurrence of any Event of Default described in Section 8.1, 8.5, 8.6, 8.7 or 8.8 with respect to Borrower or any Subsidiary of Borrower, or (ii) the occurrence and continuance of any other Event of Default and either the declaration of the Loan to be due and payable pursuant to this Agreement, the Note or any other Loan Document or, in the absence of such declaration, the Lender's notifying Borrower that the Revolving Credit Commitment has been terminated.

         "Title Defect" shall mean any material encumbrance, encroachment, irregularity, defect in title, or objection to title, which, individually or in the aggregate, based upon petroleum industry standards in Colorado, would result in Borrower not having "defensible title" to any of the Properties. A Title Defect shall include, without limitation, any and all Liens, rights of first refusal, options to purchase, reversionary or "back-in" interests, adverse claims, adverse litigation, rights vested in third parties to take production from any oil or gas well without payment in full therefor (except for any rights of lessors under leases to obtain production from a Well for personal, farming, household, irrigation or other purposes if the aggregate amount taken by the lessors does not adversely affect in any material respect the value of Borrower's interest in the Well), rights of refund for production heretofore taken and paid for, except as may be required in the future by any Tribunal having authority, and assignments of production, unless same are expressly identified at Exhibit "G." Permitted Encumbrances and Permitted Liens shall not constitute a Title Defect. For purposes of this Agreement, the term "defensible title" shall mean title that would be successfully defended if attacked.

         "Tribunal" means any government, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "UCC" means the Uniform Commercial Code of the State of Oklahoma and of any other state to the extent Oklahoma Law or the law of such other state requires application of the same.

                                  ARTICLE II.

                            REVOLVING LINE OF CREDIT

         2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, Lender shall loan to Borrower on a revolving basis in one or more Advances from time to time during the Revolving Commitment Period the amounts requested by Borrower in each "Request for Advance" (as that term is defined at Section 2.2) or any other Advances by Lender in accordance with the terms of any other Loan Document; provided, however, that Lender shall not be obligated to make any Advance or Advances (i) during the existence of a Default or an Event of Default, or (ii) in excess of the Available Commitment Amount then in effect. The initial Revolving Credit Commitment shall be $6,000,000. The Advances made under this Section 2.1 shall be evidenced by the Revolving Note. Notwithstanding the principal amount stated on the face of the Revolving Note, the amount of principal actually owing on the Revolving Note at any given time shall be the aggregate of all Advances theretofore made to Borrower, less all payments of principal by Borrower theretofore actually received by the holder thereof. During the Revolving Commitment Period, accrued and unpaid interest on the Revolving Loan shall be due and payable monthly in arrears, with the first payment commencing on September 1, 2000, and each succeeding payment due and payable on the first Business Day of each calendar month thereafter. The unpaid principal balance of the Revolving Loan plus accrued but unpaid interest shall be due and payable on the Revolving Loan Termination Date.

             2.1.1 Letters of Credit. Borrower may request that Letters of Credit be issued under this Agreement. Such Letters of Credit shall be issued in Lender's sole and absolute discretion. The issuance of Letters of Credit shall be subject to Lender's customary policies and procedures relating to issuance of letters of credit generally and execution by Borrower of documentation requested by Lender and shall contain such terms and conditions and be in such form as Lender shall determine. The total amount that may be drawn upon or required to be paid pursuant to the terms of any such Letter of Credit shall be included in the definition of Outstanding Indebtedness and accordingly will reduce the Available Commitment Amount.

         2.2 Manner of Borrowing; Request for Advance; Funding. Not later than 3:00 p.m., Oklahoma City, Oklahoma time on the requested date of any Advance, Borrower shall provide Lender with written notice (herein called a "Request for Advance") of each requested Advance in the form of Exhibit "C." Upon fulfillment of all applicable conditions with respect to an Advance, Lender shall pay or deliver federal or other immediately available funds to the order of Borrower at Borrower's operating account at Lender's principal Oklahoma City, Oklahoma office in the amount of the requested Advance.

         2.3 Use of Proceeds. The proceeds of the Revolving Loan shall be used by Borrower to satisfy in full all indebtedness of Borrower to Benson Mineral Group, Inc. and for working capital purposes.

         2.4 Interest. The unpaid principal balance of the Revolving Loan from day-to-day outstanding shall bear interest from the date thereof to maturity at a rate per annum which shall from day-to-day be equal to the Revolving Rate; provided, however, after the date any principal amount of the Revolving Loan is due and payable and remains unpaid (whether on the Revolving Loan Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Indebtedness of Borrower to Lender shall have become due and payable and remains unpaid, the principal of, and past-due interest on, the Revolving Loan shall bear interest, to the extent permitted by Law, from such maturity until the date paid at a rate per annum from day-to-day equal to the Default Rate in effect from day-to-day. Interest on the Revolving Loan shall be calculated on the basis of the actual days elapsed, but computed as if each year consisted of 360 days.

         2.5 Extension of Revolving Loan Stated Maturity Date. Not less than thirty (30) days prior to the Revolving Loan Stated Maturity Date, as it may be extended from time to time, Borrower may request in writing that Lender extend the Revolving Loan Stated Maturity Date. Lender may, but shall have no obligation to, grant any such request and extension, in which event the terms and conditions of this Agreement will apply during any extension period granted by Lender, and from and after the date of any such extension the term "Revolving Loan Stated Maturity Date" shall mean the maturity date of the Revolving Loan as so renewed and extended.

         2.6 Periodic Redetermination of Revolving Rate. The Revolving Rate shall be redetermined by Lender on December 1, 2000 and on each April 1 and October 1 thereafter (each being referred to as a "Revolving Rate Redetermination Date") to be the Base Rate (from time-to-time in effect until the next Revolving Rate Redetermination Date) minus the Applicable Margin (determined as a function of the applicable Borrowing Base Usage).

                                  ARTICLE III.

                        CERTAIN TERMS OF CREDIT FACILITY

         3.1 Optional Prepayments of Principal. Borrower may, at any time or from time to time, without premium or penalty, prepay all or a portion of the principal balance then outstanding of the Revolving Loan together with all accrued but unpaid interest on the Revolving Loan then outstanding at any time or from time to time.

         3.2 Borrowing Base Determination and Mandatory Borrowing Base Prepayments. The Borrowing Base represents the maximum amount of credit that Lender, in its sole discretion and determination, is willing to loan and have outstanding to Borrower. The Borrowing Base shall be determined as set forth herein and Borrower shall, without premium or penalty, be required to make mandatory prepayments of the Revolving Loan as follows:

             (a) Initial Borrowing Base. The initial Borrowing Base shall be $6,000,000 until the earlier of December 1, 2000, or the Revolving Loan Termination Date.

             (b) Periodic Redetermination of Borrowing Base. The Borrowing Base will be redetermined by Lender in each of the following circumstances (each being referred to as a "Borrowing Base Redetermination Date"): (i) on December 1, 2000 (or as promptly thereafter as is reasonably practicable), (ii) on each April 1 and October 1 thereafter, beginning April 1, 2001 (or as promptly thereafter as is reasonably practicable), (iii) upon the occurrence of a Material Adverse Effect, and (iv) upon the written request by Borrower if any circumstance or event has occurred which could reasonably be expected to result in a material increase in the Borrowing Base upon such redetermination.

         On each Redetermination Date or as soon thereafter as reasonably practicable, Lender shall send written notice to Borrower of Lender's redetermination of the Borrowing Base. The amount set forth in such notice shall be effective on the date of such notice as the amount of the Borrowing Base for all purposes of this Agreement until notice of a new Borrowing Base determined in accordance with the provisions of this Agreement is given by Lender to Borrower.

         The amount of the Borrowing Base shall be determined by Lender in accordance with its customary practices and standards applied generally to its energy lending policies then in effect, including such factors as Lender, in its sole and absolute discretion, acting in good faith, shall determine to be appropriate, and shall be subject to approval by a loan committee designated by Lender.

         Without limiting any of Lender's other rights and remedies hereunder or under applicable Law and without effectuating a waiver of any Event of Default or Default then existing, if Borrower does not furnish all information, reports and data required to be delivered pursuant to this Agreement by the applicable date specified in this Agreement, Lender may nonetheless determine the Borrowing Base at any amount which Lender shall determine in Lender's sole discretion, and Lender may redetermine the Borrowing Base from time to time thereafter until Lender receives all information, reports and data required to be delivered pursuant to this Agreement, whereupon Lender shall designate the new Borrowing Base (in the manner herein described) to be effective as of the date of such determination until the next Redetermination Date.

         Borrower may submit additional Properties as Collateral for inclusion in Lender's determination of the Borrowing Base provided however, that Borrower provides to Lender all information reasonably requested by Lender necessary for such determination and the amount of net operating income attributable to all such Properties, together with such other information as Lender may reasonably request.

             (c) Prepayment of Loan. If the Outstanding Indebtedness on a Redetermination Date exceeds the Borrowing Base, Borrower shall, as determined by Lender in its sole discretion, within thirty Business Days after Borrower's written receipt of the redetermined Borrowing Base (i) prepay to Lender an amount sufficient to cause the Outstanding Indebtedness to be less than or equal to the Borrowing Base, (ii) in lieu of the prepayments provided for in this
Section 3.2(c), pledge to Lender within that thirty (30) day period, pursuant to collateral documents in form and substance satisfactory to Lender, additional Collateral having a value, determined by Lender in its sole discretion, satisfactory to increase the Borrowing Base to an amount equal or exceed such Outstanding Indebtedness, or (iii) repay the amount by which the Outstanding Indebtedness exceeds the Borrowing Base in six consecutive monthly installments of principal in equal amounts commencing on the first day of the calendar month immediately succeeding the month in which the Borrowing Base was so redetermined. If Borrower fails to either prepay the Loan or provide additional collateral pursuant to this Section 3.2(c) within such thirty (30) day period, or make any such monthly installment payment, as required by Lender in accordance with this Section 3.2(c), Lender may, at its option, declare such failure an Event of Default.

         3.3 Calculation of Interest. Interest on the Note shall be calculated on the basis of the actual days elapsed, but computed as if each year consisted of 360 days. For purposes of computing the Maximum Rate, interest shall be calculated on the basis of actual days elapsed for a year consisting of 365 or 366 days, as applicable.

         3.4 Manner and Application of Payments. All payments and prepayments of principal of, and interest on, the Note shall be made by Borrower to Lender at or before 3:00 p.m. (Oklahoma City, Oklahoma time), in federal or other immediately available funds (or, at Borrower's option, by check, provided, however, that principal balance reductions for payments made by check will not occur until Lender receives available funds) at Bank of Oklahoma, N.A., 201 Robert S. Kerr, P.O. Box 24128, Oklahoma City, Oklahoma 73124. Any payment received after 3:00 p.m. (Oklahoma City, Oklahoma time) shall be deemed to have been made on the next succeeding Business Day. Should any principal of or interest on the Loan, or any fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable interest rate during such extension. Each payment shall be applied first to satisfy all unpaid expenses and fees of Lender, if any, then to unpaid and due interest and then to principal.

         3.5 Nonusage Fee. In addition to interest on the Note as provided in this Agreement, in order to compensate Lender for maintaining funds available for Advances, Borrower shall pay to Lender in immediately available funds a quarterly Nonusage Fee determined by applying the Applicable Nonusage Fee Rate to the average daily Available Commitment Amount in existence during each calendar quarter during the Revolving Commitment Period. The quarterly Nonusage Fee shall be payable by Borrower in arrears quarterly on the last Business Day of March, June, September and December hereafter during the Revolving Commitment Period, (each, a "Nonusage Fee Payment Date") commencing September 30, 2000, with the last payment to be made at the termination of the Revolving Commitment Period. The fee shall be calculated on the basis of a quarter consisting of 90 days, but counting the actual days elapsed (including the first day but excluding the last day) during the period for which payable.

         3.6 Letter of Credit Fee. Borrower shall pay to Lender, on issuance and renewal of any Letter of Credit, a fee in the amount of two percent (2%) of the stated amount of the Letter of Credit, payable in immediately available funds on the date of issuance or renewal of the Letter of Credit.

         3.7 Commitment Fee. Borrower shall pay to Lender a commitment fee in the amount of .1875% of the Revolving Credit Commitment, and any increase thereof. The initial commitment fee in the amount of $11,250 shall be paid on the date of this Agreement. If the Revolving Credit Commitment is increased, the additional commitment fee in the amount of .1875% of each increased amount shall be paid on the date of each increase.

                                  ARTICLE IV.
                              CONDITIONS PRECEDENT

         4.1 Initial Advance. The obligation of Lender to make the initial Advance on the Revolving Loan is subject to the satisfaction of each of the following conditions precedent (unless Lender waives such condition in writing):

             (a) Commitment Fee. The initial commitment fee in the amount of $11,250 shall have been paid to Lender in immediately available funds.

             (b) No Litigation. No Litigation by any Person shall have been instituted or threatened that (i) questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement, or the transactions contemplated by this Agreement, or (ii) enjoins or prohibits or seeks to enjoin or prohibit any of the transactions contemplated by the Loan Documents.

             (c) Documentation. Lender shall have received the following, each in form and substance, and dated as of a date, satisfactory to Lender in Lender's sole discretion:

                 (i) Revolving Note. The duly executed Revolving Note by
Borrower.

                 (ii) Guaranty Agreement. The duly executed Guaranty Agreement by Guarantors.

                 (iii) Security Documents. The duly executed security agreements, mortgages, including, without limitation, the form of mortgage attached hereto at Exhibit "B," deeds of trust, chattel mortgages, collateral assignments, modifications and extensions of Liens and other collateral documents ("Security Documents"), which are necessary to grant to Lender first perfected Liens (i.e., subject to no other Liens except Permitted Liens) on and covering the Properties described at Exhibit "F" and all proceeds attributable to such Properties.

                 (iv) Pledge Agreement. A duly executed pledge agreement covering all of the issued and outstanding stock of Guarantor, together with the original stock certificates evidencing the same, together with assignments separate from certificate.

                 (v) Title Evidence. Such title opinions, title reports, and other evidence of title to the Properties as might reasonably be requested by Lender showing defensible title to the Properties to be in Borrower.

                 (vi) Borrower's Certificates. A certificate in the form of Exhibit "H" signed by an authorized officer of Borrower stating that after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate (i) all of the representations and warranties contained in Article Five and in the other Loan Documents are true and correct in all material respects as of the date of execution hereof, and (ii) no event has occurred and is continuing, or would result from the making of any Loan, which constitutes a Default or an Event of Default.

                 (vii) Resolutions of Borrower. Resolutions duly adopted by the Boards of Directors of Borrower and Guarantor approving the execution, delivery, and performance of the Loan Documents executed by Borrower and Guarantor, as applicable, and the transactions contemplated therein, and accompanied by certificates of the Secretary of Borrower and Guarantor stating that such resolutions are true and correct, have not been altered or repealed, and are in full force and effect on the date of execution hereof.

                 (viii) Incumbency. Signed certificates of the Secretary of Borrower and Guarantor certifying the names of the officers authorized to sign each of the Loan Documents, and the other documents or certificates to be delivered by Borrower and Guarantor, as applicable, pursuant to this Agreement, together with the true signatures of each of such officers. Lender may conclusively rely on such certificates until Lender receives a further certificate of the Secretary of Borrower or Guarantor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                 (ix) Official Certificates. Certificates as to incorporation, existence and good standing of Borrower and Guarantor issued by the Secretary of State (or other appropriate official) of the state of incorporation of Borrower and Guarantor, as applicable and, if and to the extent requested by Lender or its counsel, certificates of qualification and good standing (or other similar instruments) for Borrower and Guarantor issued by the Secretaries of State of each of the states wherein each of Borrower and Guarantor is qualified to do business as a foreign corporation or any of the Collateral is located.

                 (x) Articles of Incorporation, Charter and Bylaws. Copies of the Certificates or Articles of Incorporation of Borrower and Guarantor and all amendments thereto, certified by the Secretary of State of the state of incorporation of Borrower and Guarantor, as applicable, and certified by the Secretary of Borrower and Guarantor, as applicable, as being true, correct and complete, and a copy of the bylaws of Borrower and all amendments thereto, certified by the Secretary of Borrower and Guarantor, as applicable, as being true, correct and complete.

                 (xi) Filings. Duly executed and, as necessary, acknowledged Security Documents, UCC-l financing statements and all other requisite filing documents necessary to perfect the Liens granted pursuant hereto and/or the other Loan Documents, in form satisfactory to Lender for filing with the appropriate filing offices.

                 (xii) Contracts. Upon the request of Lender, a copy of any material contracts of Borrower.

                 (xiii) Benson Mineral Group, Inc. Documents. Properly executed and acknowledged releases in recordable form and otherwise in form and substance satisfactory to Lender, of all loan documents in favor of Benson Mineral Group, Inc.

                 (xiv) Opinion. A favorable, signed opinion addressed to Lender from Sherman & Howard, L.L.C., counsel to Borrower and Guarantors, in form and substance satisfactory to Lender and its counsel.

         4.2 All Advances. The obligation of Lender to make any Advances under the Revolving Loan shall be subject to the satisfaction (or written waiver) by Lender of each of the following additional conditions precedent:

             (a) No Defaults. As of the date of the making of the Advance, there exists no Default or Event of Default.

             (b) Compliance with Agreement. Borrower has performed and complied with all agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by Borrower before or on the date of the Advance.

             (c) No Material Adverse Change. As of the date of making the Advance, no circumstance or event that may cause a Material Adverse Effect exists or has occurred.

             (d) Request for Advance. Lender has received from Borrower a Request for Advance by at least 3:00 p.m. on the date of the requested Advance.

             (e) Representations and Warranties. The representations and warranties contained in Article Five are true and correct in all material respects on the date of the Advance, with the same force and effect as though made on and as of that date.

             (f) Litigation. No Litigation by any Person shall have been instituted or threatened that (i) questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement, or the transactions contemplated by this Agreement, or (ii) enjoins or prohibits or seeks to enjoin or prohibit any of the transactions contemplated by the Loan Documents.

             (g) Debtor Laws. No proceeding under any Debtor Laws has been commenced by or against Borrower or any Guarantor.

             (h) Additional Commitment Fee. Any additional commitment fee due from Borrower shall have been paid to Lender in immediately available funds.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender as of the date hereof and hereafter as follows:

         5.1 Organization and Good Standing. Each of Borrower and Guarantor (i) is a corporation, validly organized and existing as a corporation in good standing under the laws of the state of its incorporation, (ii) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged, and (iii) is validly qualified as a foreign corporation and in good standing in all states in which it is doing business, except where failure to be so qualified will not have a Material Adverse Effect.

         5.2 Authorization and Power. Each of Borrower and Guarantor has the corporate power and the requisite authority and approvals, and has taken all corporate action necessary, to execute, deliver, and perform the Loan Documents to which it is a party.

         5.3 No Conflicts or Consents. The execution and delivery of this Agreement and the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, and the compliance with the terms and provisions hereof or thereof, will not contravene or materially conflict with any Law to which either Borrower or Guarantor is subject or any material judgment, license, order or permit applicable to Borrower or Guarantor, or any material contract, lease, indenture, loan agreement, mortgage, deed of trust, partnership agreement or other agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound, or to which Borrower or Guarantor may be subject, or violate any provision of the charter or bylaws of Borrower or Guarantor, which contravention or conflict would have a Material Adverse Effect. No consent, approval, authorization or order of any Tribunal or any other Person is required in connection with the execution, delivery and performance by Borrower or Guarantor of the Loan Documents or to consummate the transactions contemplated hereby or thereby, except such approvals required by a Tribunal in connection with the operation, sale or conveyance of oil and gas leases or any interest therein, if the same are customarily obtained subsequent to such operation, sale or conveyance.

         5.4 Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and Guarantor, as applicable, to Lender, and are the legal and binding obligations of Borrower and Guarantor, as applicable, enforceable in accordance with their respective terms, except as such obligations are limited by Debtor Laws.

         5.5 Ownership of Properties. Except for Permitted Liens and Permitted Encumbrances, all properties and assets of Borrower, including, but not limited to, the Properties are free and clear of any Liens and other adverse claims of a material nature. Borrower has defensible title to its assets and properties, including, but not limited to, the Properties except for (i) properties and assets of de minimis value which are not reasonably necessary or useful in the conduct of the business of Borrower and (ii) failures of the Borrower to hold defensible title of which written notice has been given to Lender and with respect to which Lender, in its sole discretion, in accordance with its usual and customary lending practices, has determined that such failures in the aggregate could not reasonably be expected to reduce the Borrowing Base by $50,000 or more. With respect to each Well, Borrower is entitled to receive free and clear of any Title Defects, from the date hereof throughout the remaining duration of the productive life of such Well, the decimal share of the oil, gas and other hydrocarbons produced from, or allocated to, such Well, which is not less than the decimal set forth at Exhibit "F" in the column titled "NRI" for such Well. With respect to each Well, Borrower's ownership of the Properties associated with such Well is as of the date hereof and, based on existing conditions, will remain throughout the remaining duration of the productive life of the Well at least that undivided decimal interest set forth at Exhibit "F" in the column titled "WI" for such Well, free and clear of any Title Defects. With respect to each Well, Borrower is obligated from the date hereof and, based on existing conditions, will remain obligated throughout the remaining duration of the productive life of the Well, to bear a decimal share of all costs relating to the operation of such Well that is not more than the decimal interest set forth at Exhibit "F" in the column titled "WI" for such Well (unless there is at least the same corresponding proportional increase in Borrower's net revenue interest in such Well).

         5.6 Financial Condition. The balance sheets of the Borrower and each of its respective Subsidiaries as of December 31, 1999, and as of June 30, 2000, and the related statements of earnings and cash flow, copies of each of which have been delivered to Lender, (i) fairly represent the consolidated financial condition and results of operations of Borrower and its respective Subsidiaries as of the dates thereof and have been prepared in accordance with GAAP, (ii) all material (individually or in the aggregate) obligations, liabilities and Indebtedness (including contingent and indirect liabilities and obligations) of Borrower are reflected in such financial statements, except for any liabilities or Indebtedness incurred in the ordinary course of business between the date of such financial statements and the date hereof, and (iii) no changes or circumstances which would reasonably be expected to result in a Material Adverse Effect have occurred since the date of such financial statements.

         5.7 Solvency. Upon giving effect to the Note and the execution of the Loan Documents by Borrower, and the consummation of the transactions contemplated hereby, the fair saleable value of the assets of Borrower exceed the amount that will be required to be paid on, or in respect to, the existing debts and other liabilities (including contingent liabilities) of Borrower, as they mature, and the assets of Borrower do not constitute unreasonably small capital for Borrower to carry out its respective businesses as now conducted and as proposed to be conducted including the capital needs of Borrower and, taking into account the particular capital requirements of the businesses conducted by Borrower, and projected capital requirements and capital availability thereof.

         5.8 Full Disclosure. To Borrower's knowledge, there is no fact that Borrower has not disclosed to Lender which may reasonably be expected to have a Material Adverse Effect. No financial statement, certificate or any other instrument or document delivered herewith or heretofore by Borrower to Lender in connection with the negotiation, execution and consummation of this Agreement, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         5.9 No Default. No event has occurred and is continuing which constitutes or, with the giving of notice or passage of time, or both, would constitute a Default or an Event of Default.

         5.10 Material Agreements. Borrower is not in breach of or default in any respect under any agreement or any partnership agreement, indenture, promissory note, contract, lease, loan agreement, indenture, mortgage, deed of trust, security agreement, license, permit, franchise or other agreement or obligation to which Borrower is a party or by which Borrower's assets or properties are bound, except where such default would not have a Material Adverse Effect, and Borrower is not a party to or bound by any material contracts or agreements other than those disclosed in Borrower's filings with the Securities and Exchange Commission or otherwise disclosed in writing to Lender.

         5.11 No Litigation. Except for the Litigation described in Exhibit "I", there is not any Litigation pending, or to the knowledge of Borrower threatened, by or against Borrower or involving any of the assets of Borrower.

         5.12 Use of Proceeds; Margin Stock. The proceeds of the Loan will be used solely for the purposes specified at Section 2.3. None of such proceeds will be used for the purpose of purchasing or carrying any margin stock, or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which could reasonably be expected to violate any Law or subject Lender to any Law concerning the sale or purchase of a security.

         5.13 Taxes. All Tax returns and reports required by Law or any Tribunal to be filed by Borrower have been timely filed or appropriate extensions have been received, and Borrower is not delinquent thereon. All Taxes upon Borrower or upon any properties, assets, income, franchises, or any Plan of Borrower have been timely paid, except for Contested Claims. There is no material proposed Tax assessment of which Borrower is aware against Borrower or any Plan, and there is no basis of which Borrower is aware for any such assessment.

         5.14 Principal Office. The principal office and place of business of Borrower is 1560 Broadway, Suite 1900, Denver, Colorado 80202, and Borrower intends to maintain its principal records and books at that address. Borrower will give Lender prior written notice if that office and/or place of business is changed.

         5.15 ERISA. To the extent applicable, Borrower is in compliance in all material respects with all applicable provisions of ERISA and no event, circumstance or condition exists or has occurred, with respect to any Plan that could reasonably be expected to have or result in a Material Adverse Effect. Each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Internal Revenue Code. There has not been any complete or partial withdrawal from any Plan for which there is, to any material extent, any withdrawal liability. As of the most recent valuation date applicable to any Plan, neither Borrower nor any Affiliate of Borrower will become subject to any liability under ERISA, which could reasonably be expected to have a Material Adverse Effect, if such Borrower or Affiliate were to withdraw completely from such Plan. Neither Borrower nor any Affiliate of Borrower has received any notice that any Plan is "insolvent," as such term is used in ERISA, or "reorganization," as such term is used in ERISA, is reasonably likely to occur. Borrower has no reason to believe that the annual cost during the term of this Agreement to Borrower and all Affiliates of Borrower for post-retirement benefits to be provided to the current and former employees of Borrower and all Affiliates of Borrower under all Plans will, in the aggregate, have a Material Adverse Effect.

         5.16 Compliance with Law. Borrower is in compliance with all Laws, except where failure to comply will not (singularly or in the aggregate) have a Material Adverse Effect.

         5.17 Environmental Matters. Borrower has complied in all material respects with all applicable Environmental and Safety Laws. Borrower is not aware of and has not been notified of any Environmental or Safety Liability or Environmental or Safety Liabilities which could reasonably be expected individually or in the aggregate to result in an expenditure by, or liability to, Borrower, exceeding $75,000. To Borrower's knowledge, there has not been any release, discharge, spill or emission of any substance or material in violation of any Environmental Law at, from or to any property, asset, land or facility during any Borrower's ownership, use and/or operation thereof, or prior to the date that Borrower acquired any right, title or interest in and to such property, asset, land or facility, or conducted operations thereon or thereat.

         5.18 Subsidiaries. Borrower has only the Subsidiaries listed at Exhibit "J".

         All representations and warranties of Borrower in this Article Five shall be on-going and survive the delivery of this Agreement, the Note, and the making of the Loan, and shall continue until payment in full of the Note and all Indebtedness owing by Borrower to Lender, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon; provided, however, that all representations and warranties herein shall continue for one year and one day after payment of all Indebtedness to Lender in the event there is a disgorgement or any proceeding which might lead to a disgorgement has occurred during such period.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Note and the Indebtedness owing by Borrower to Lender, Borrower will perform the obligations set forth in this Article Six (unless Lender shall otherwise consent in writing):

         6.1 Financial Statements, Reports and Documents. Borrower shall deliver to Lender each of the following:

             (a) Quarterly Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the balance sheet of Borrower, as of the end of such quarter, and the statements of income and cash flow of Borrower for such quarter and for the portion of the Fiscal Year ending with such period all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to year-end audit adjustments.

             (b) Annual Statements. As soon as available and in any event within 120 days after the close of each Fiscal Year, complete consolidated financial statements of Borrower and its Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion (without any Impermissible Qualifications), based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Lender, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal year. In addition, within 120 days after the end of each Fiscal Year Borrower will furnish to Lender a certificate in the form of Exhibit "K" signed by the President of Borrower, stating that such financial statements are accurate and complete, stating that such Person has reviewed the Loan Documents, all calculations required to be made to show compliance or non-compliance with the provisions of

Section 6.19(a), (b) and (c), and further stating that there is no condition or event at the end of such Fiscal Year or at the time of such certificate which constitutes a Default and specifying the nature and period of existence of any such condition or event.

             (c) Public Filings. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower or any Subsidiary of Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower or any Subsidiary with any securities exchange, the Securities and Exchange Commission or any similar governmental authority, including any information or estimates with respect to Borrower's oil and gas business (including its exploration, development and production activities) which are required to be furnished in Borrower's annual report pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

             (d) Compliance Certificate. Within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a certificate executed by Borrower, containing a computation of each financial covenant set forth at Section 6.19(a), (b) and (c) stating that a review of the activities of Borrower during the portion of the Fiscal Year ending with such Fiscal Quarter has been made and that to the knowledge of Borrower, Borrower observed, performed and fulfilled each and every material obligation and covenant contained in each of the Loan Documents (except to the extent properly waived as provided herein), is not in Default under the Loan Documents or, if any Event of Default or Default has occurred, specifying the nature and status thereof, in the form of such certificate being attached hereto as Exhibit "K."

             (e) Insurance Report. A report describing any material changes in insurance coverage of Borrower required pursuant to any of the Loan Documents within ten (10) days after Borrower has received notification of such change or prospective change.

             (f) Litigation Reports. (i) In each calendar year that there has been any new Litigation commenced by or against Borrower or any material change in the Litigation theretofore reported by Borrower to Lender, by January 15 of the succeeding calendar year, complete reports by counsel to Borrower, describing all material Litigation of Borrower and the status thereof, and (ii) within thirty (30) days after the end of each Fiscal Quarter (except the last) of each Fiscal Year in which a material change in reported Litigation has occurred, reports by counsel to Borrower, describing such material changes in or additions to the last annual Litigation report.

             (g) Engineering Report. By March 1 of each year, an engineering report (as of January 1 of such year) prepared by independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests owned by Borrower which are located in or offshore of the United States and which have attributable to them Proved Developed Oil and Gas Reserves. This report shall be satisfactory to Lender, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the initial engineering report delivered to Lender. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

         6.2 Liens on Properties. Borrower hereby grants, bargains, sells, assigns, delivers, transfers, conveys and mortgages all Properties unto Lender, and grants Lender a first and prior Lien (including a security interest) in all Properties, subject only to the Permitted Liens and Permitted Encumbrances. At each such time that Lender requests, Borrower will execute and deliver specific recordable Security Documents granting to Lender first perfected Liens (subject to no other liens except Permitted Liens and Permitted Encumbrances) on and covering all oil, gas and mineral leases (and related equipment and appurtenances) covering each oil well and/or gas well in which Borrower has any right, title or interest as to which Borrower has not previously executed and delivered specific recordable Security Documents. On Lender's request, Borrower will furnish to Lender all documents and information relating to such properties as Lender may reasonably request, including, without limitation, title information and opinions.

         6.3 Payment of Taxes and Other Indebtedness. Except for Contested Claims, Borrower will pay (i) all Taxes, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (iii) all of its other Indebtedness, obligations and liabilities, including, without limitation, all trade payables owed by it to vendors, suppliers and Persons providing goods and services in the ordinary course of business.

         6.4 Maintenance of Properties. Except for properties of de minimis value which are not reasonably necessary or useful, Borrower will regularly operate, maintain, and develop all Properties operated by Borrower in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable Laws (except where failure to act in accordance with such Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), and Borrower will and will cause each of its Subsidiaries to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its Properties is no longer economically desirable. Borrower will take all reasonable action and exercise all rights and remedies that are available to Borrower and are commercially reasonable to cause any and all of the Properties which are not operated by Borrower to comply with the foregoing.

         6.5 Notice of Default. Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes or would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which that Borrower is taking or proposes to take with respect thereto.

         6.6 Other Notices. Borrower will promptly notify Lender of (i) any change in the financial condition or business of Borrower which could reasonably be expected to have a Material Adverse Effect, (ii) any acceleration of the maturity of any material Indebtedness owing by Borrower (a "material" Indebtedness being one with a monetary obligation of $100,000 or more or one with respect to which a default thereunder would have a Material Adverse Effect,
(iii) any claim against or affecting Borrower which, if adversely determined, might have a

Material Adverse Effect, and (iv) the commencement of, and any material determination in, any Litigation which might have a Material Adverse Effect.

         6.7 Compliance with Loan Documents. Borrower will promptly comply with any and all covenants and provisions of this Agreement, the Note and the other Loan Documents to which it is a party.

         6.8 Compliance with Material Agreements. Borrower will comply in all material respects with all material agreements and any other contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting its Properties or business, unless such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

         6.9 Books and Records; Access. Prior to the occurrence of an Event of Default, Borrower, upon five days' prior notice from Lender, will give any representative of Lender access during all business hours to, and permit such representative to, examine, copy or make excerpts from, any and all financial and accounting books, records and documents in the possession of Borrower (or under Borrower's control) and relating to its or its Subsidiaries' affairs, and to inspect any of the properties of Borrower and its Subsidiaries. From and after the occurrence of an Event of Default, Borrower, upon five days' prior notice from Lender, will give any representative of Lender access during all business hours to, and permit such representative to, examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower (or under Borrower's control) and relating to its and its Subsidiaries' affairs, and to inspect any of the properties of Borrower. Borrower will maintain complete and accurate books and records of its transactions in accordance with GAAP.

         6.10 Compliance with Law. Borrower and its Subsidiaries will comply in all material respects with all Laws unless such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

         6.11 Insurance. Borrower will maintain workers compensation or similar insurance as may be required by applicable Laws, and public and general comprehensive liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or its Subsidiaries or occurring as a result of the ownership, maintenance or operation by it of the Properties, or of any automobile, truck or other vehicle, all such insurance to be maintained with financially sound and reputable insurance companies, against such risks and contingencies, and in such types and amounts, as it currently maintains, and as are consistent with customary practices and standards of companies engaged in similar businesses.

         6.12 Authorizations. Borrower will promptly obtain, from time to time at its own expense, all such licenses, authorizations, consents, permits and approvals from Tribunals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

         6.13 ERISA Compliance. If and when applicable, Borrower will (i) make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to any Plan,
(ii) notify Lender immediately of any fact which might constitute grounds for termination of any Plan or for the appointment by the appropriate Tribunal of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to Lender, upon request by Lender, such additional information concerning any Plans as may be reasonably requested by Lender.

         6.14 Further Assurances. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all notices, certifications and additional agreements, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements and other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Loan Documents and Borrower's obligations hereunder or thereunder, or for better assuring and confirming unto Lender all or any part of the security for any of such obligations.

         6.15 Maintenance of Corporate Identity. Borrower will (i) maintain separate corporate records, books and accounts, and (ii) observe the formal legal, financial and accounting requirements necessary for the maintenance of it as a separate legal entity, including, but not limited to, the keeping of corporate records, indicating that transactions are reviewed and authorized by its Board of Directors and shareholders, as appropriate.

         6.16 Division Orders, Etc. At Lender's reasonable request, Borrower shall, within thirty (30) days from each Redetermination Date, furnish to Lender division orders, letters-in-lieu of division orders and/or such other documents of a similar nature satisfactory to Lender covering such of the Properties either having new wells which were used in determining the then redetermined Borrowing Base or Properties previously mortgaged hereunder which have undergone a substantial positive change in collateral value, as reasonably determined by Lender as Lender shall reasonably designate.

         6.17 Acquisition or Formation of Subsidiaries. In the event Borrower purchases, otherwise acquires or forms a Subsidiary (after obtaining any necessary consent required by this Agreement), Lender, in Lender's sole discretion, may require Borrower, as applicable, to pledge and grant to Lender Liens covering the outstanding stock of or other ownership interest in such Subsidiary pursuant to one or more Security Documents. Each Subsidiary shall thereafter be deemed a Guarantor for all purposes of this Agreement and each of the Loan Documents. Upon the request of Lender, each Subsidiary shall execute a Guaranty and such other Security Documents, covering any or all assets and properties of such Subsidiary, and amendments or modifications to this Agreement or other Loan Documents, as may be reasonably required by Lender.

         6.18 Collection Account. Until such time as all Indebtedness to Lender has been fully paid and satisfied, Borrower shall at all times maintain all of Borrower's primary operating accounts with Lender, excluding any accounts used exclusively for any transaction qualifying for treatment under Section 1031 of the Internal Revenue Code.

         6.19 Financial Condition. On a consolidated basis, the Borrower shall maintain:

             (a) a Tangible Net Worth of at least $8,000,000;

             (b) a Debt Service Coverage Ratio of at least 1.25 to 1.0;

             (c) an EBITDA to Consolidated Interest Expense ratio of at least
2.5 to 1.0. As used herein, "EBITDA" means the annualized sum of the amount for the Required

Reporting Period of consolidated net income, Consolidated Interest Expense, depreciation expense, depletion expense, amortization expense, federal and state income taxes, exploitation and abandonment expense and other non-cash charges and expenses, and "Consolidated Interest Expense" means the annualized sum of the amount for the Required Reporting Period of total interest expense, whether paid or accrued, including without limitation all commissions, discounts and other fees and charges owed with respect to Letters of Credit.

         6.20 Environmental Matters. Borrower will comply in all material respects with all Environmental and Safety Laws and shall obtain, at or prior to the time required by applicable Environmental and Safety Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Borrower shall deliver to Lender a written notice promptly upon Borrower receiving or otherwise learning of any potential or actual Environmental or Safety Liability affecting Borrower, which individually or in the aggregate might have a Material Adverse Effect, or the release or threatened release, emission, spill or discharge in significant quantities of any substance or material into the environment which Borrower is required by any applicable Environmental and Safety Law to report to a Tribunal. Borrower shall promptly notify Lender of any unpermitted release or threatened release, spill or discharge of more than 100 barrels of oil, drilling fluids or brine into the environment.

         6.21 Other Information and Inspections. Borrower will furnish to Lender any information which Lender may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's businesses and operations. Borrower will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         6.22 Notice Concerning Directors. As far in advance as is reasonably practicable of the election of any Person who is not currently a member of the Board of Directors of Borrower to such Board, Borrower will furnish to Lender written information as to the identity of such proposed director and such biographical information as Lender might reasonably request.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         Unless Lender shall otherwise consent in writing, so long as Lender has any commitment to make Advances hereunder and until payment in full of the Notes and the Indebtedness to Lender, Borrower agrees that:

         7.1 Limitation on Indebtedness. Neither Borrower nor any Subsidiary will incur, create, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except
(i) Indebtedness arising pursuant to this

Agreement, (ii) accounts payable that are either unsecured or secured solely by Permitted Liens and (a) are incurred in the ordinary course of business, (b) are payable on terms customary in the trade, and (c) are paid within 120 days of the date of invoice, or are Contested Claims, (iii) Indebtedness of Borrower not to exceed $250,000 in the aggregate at any time outstanding, or (iv) operator's bonds posted in the ordinary course of Borrower's business to satisfy governmental requirements not to exceed $250,000 in the aggregate at any time.

         7.2 Liens. Neither Borrower nor any Subsidiary will (i) grant, create, incur, permit or suffer to exist any Lien (except Permitted Liens) upon any of its property, revenues or assets, whether now or hereafter acquired, including, without limitation, the Collateral or (ii) agree with any Person (other than in this Agreement and the other Loan Documents) that Borrower or any Subsidiary will not grant, create, incur, permit or suffer to exist any Lien upon any of its property or assets, except for Permitted Liens.

         7.3 Alteration of Material Agreements. Neither Borrower nor any Subsidiary will consent to or permit any alteration, amendment, modification, release, waiver or termination of any material agreement to which it is a part in any manner which would have a Material Adverse Effect or which could impair any Lien of Lender.

         7.4 Limitation on Sale of Property. Neither Borrower nor any Subsidiary will sell, assign, exchange, transfer, lease, sublease or discount any assets, including, without limitation, any Properties, accounts receivable, and capital stock of any Subsidiary other than (i) sales of Hydrocarbons in the ordinary course of Borrower's business, (ii) sales or other dispositions of obsolete or damaged Oil and Gas Properties, or Oil and Gas Properties having a limited remaining useful value, or Oil and Gas Properties which are no longer needed for any Borrower's ordinary business or which are being replaced by Oil and Gas Properties of at least comparable value and utility, (iii) sales of Properties not exceeding in any Fiscal Year $200,000 in the aggregate, (iv) the resale of certain Properties, which are not included in the Borrowing Base and which are acquired after the date hereof for resale to third-parties at not less than the purchase price for such properties or interests therein paid by Borrower therefor and (v) sale of land in Texas owned by Borrower which is currently listed for sale, and sublease of a portion of Borrower's office space in Denver, Colorado. For any and all other sales of Properties, Borrower shall have first obtained the prior written consent of Lender and the Borrowing Base shall be reduced upon each such permitted sale in an amount equal to the Borrowing Base value attributed to such Properties by Lender at the date of any such sale and a substantial amount of the proceeds of such sale or sales shall be used to reduce the outstanding balance of the Loan,

         7.5 Fiscal Year and Accounting Method. Borrower will not change its Fiscal Year or method of accounting except as required by applicable Law or without the written consent of Lender.

         7.6 Liquidations, Mergers, Consolidations, Acquisitions or Dispositions of Substantial Assets. Borrower shall not, and Borrower shall not permit any Subsidiary of Borrower to, liquidate or dissolve, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into or with Borrower or any Subsidiary of Borrower, except as follows:

             (a) (i) Borrower is the corporation that results from such merger or consolidation (the "surviving corporation"), (ii) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, the surviving corporation will not have outstanding any Indebtedness or have its Property subject to any Lien, which, in either instance, is not permitted pursuant to this Agreement, and
(iii) immediately after the consummation of the proposed merger or consolidation, and after giving effect thereto, no Default or Event of Default would exist; and

             (b) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Borrower or any other Subsidiary of Borrower, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by Borrower or any other Subsidiary of Borrower, provided, that no Subsidiary (which does not become a party to this Agreement) may merge into any other Subsidiary which is not a party to this Agreement nor may the stock, ownership interest or assets of a Subsidiary that does not become a party to this Agreement be acquired by any other Subsidiary which is not a party to this Agreement.

         7.7 No Amendments of Articles of Incorporation, Charters or Bylaws. Neither Borrower nor any Subsidiary will amend its certificate of incorporation or bylaws in any way which might cause a Material Adverse Effect.

         7.8 Restrictions on Dividends and Redemptions. Borrower will not directly or indirectly declare or make, or incur any liability to make, or set aside any sum of money or assets to make, any dividends or redemptions of stock during any Fiscal Year, except Borrower may declare dividends payable only in its common stock.

         7.9 Certain Payments. Borrower shall not use any of the proceeds of the Revolving Loan to make any payments pursuant to the Loan Documents.

         7.10 Gas Imbalances. Borrower shall not and shall not permit any Subsidiary of Borrower to incur or suffer to exist liabilities for gas imbalances in excess of $500,000 in the aggregate for Borrower and Subsidiaries of Borrower.

         7.11 Transactions with Affiliates. Borrower shall not, and Borrower will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates, other than the Cost and Expenses Sharing Agreement between Borrower and Benson Mineral Group, Inc. dated August 7, 1997, a true and correct copy of which has been provided to Lender, unless (i) such arrangement or contract is fair and equitable to Borrower or such Subsidiary, as applicable, (ii) is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Borrower or such Subsidiary, as applicable, with a Person which is not one of its Affiliates, and (iii) is not a loan, advance or other extension of credit, which when added together with all other loans, advances and extensions of credit to other Affiliates of Borrower, exceed $50,000.

         7.12 Investments. Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except (i) Borrower's current Investment in its current Subsidiary, and (ii) short-term Investments with Lender for cash management purposes.

                                 ARTICLE VIII.
                                EVENTS OF DEFAULT

         Each of the following events, circumstances or occurrences described in this Article Eight shall constitute an "Event of Default:"

         8.1 Non-Payment. Failure to pay when due any principal of, or interest on, the Note, or any fee, expense or other payment required under this Agreement or any of the Loan Documents.

         8.2 Breach of Warranty. Any representation or warranty made by Borrower or Guarantor under this Agreement, any of the other Loan Documents or in any certificate or statement furnished or made to Lender in connection herewith or with the Loan hereunder, shall prove to be untrue or inaccurate as of the date on which such representation or warranty is made and such misrepresentation or breach of warranty or the effect thereof could reasonably be expected to have a Material Adverse Effect.

         8.3 Non-Performance of Certain Covenants. Borrower breaches or defaults in the performance of any of Borrower's covenants, obligations or agreements contained in Section 3.2(c), Section 6.19 and/or Article Seven.

         8.4 Non-Performance of Other Covenants. Borrower breaches or defaults in the performance of any of Borrower's covenants, obligations or agreements contained in Article Six (except Section 6.19), any other covenant, obligation or agreement provided in this Agreement (except Section 3.2(c)), or in any of the other Loan Documents, and such breach or default could reasonably be expected to have a Material Adverse Effect.

         8.5 Default on Other Indebtedness. Borrower or Guarantor defaults (i) in the payment of any Indebtedness in excess of $250,000 or (ii) in the payment or performance of any bond, debenture, note, other evidence of Indebtedness, loan agreement or credit agreement and such default, in either case, continues for more than the period of grace, if any, specified therein.

         8.6 Bankruptcy, Insolvency, Etc. (a) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Laws, (iii) admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
(vi) take corporate action for the purpose of effecting any of the foregoing; or
(b) (i) an involuntary petition or complaint is filed against Borrower or Guarantor seeking bankruptcy or reorganization of Borrower or Guarantor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator for Borrower or Guarantor, or for all or substantially all of Borrower's or Guarantor's assets, and such petition or complaint is not dismissed within sixty
(60) days of the filing thereof, or (ii) an order, judgment or decree shall be entered by any Tribunal approving a petition or complaint seeking reorganization of Borrower or appointing a receiver, custodian, trustee, intervenor or liquidator for Borrower or Guarantor, or of all or substantially all of

Borrower's or Guarantor's assets, as applicable, and such order, judgment or decree continues unstayed for a period of sixty (60) days.

         8.7 Judgments. Any final non-appealable judgment(s) or order(s) for the payment of money in excess of $500,000 in the aggregate shall be rendered against Borrower and/or Guarantor, and such judgment, order, orders, or judgments shall not be satisfied or discharged at least five days prior to the date on which any of Borrower's and/or Guarantor's assets could be lawfully sold pursuant to legal means to satisfy such judgment.

         8.8 Plans. Any of the following events shall occur with respect to any
Plan:

             (a) The institution of any steps by any Person to terminate a Plan if, as a result of such termination, Borrower could be required to make a contribution to the Plan, or could reasonably expect to incur a liability or obligation to the Plan, in excess of $100,000;

             (b) A contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under ERISA or other applicable Law; or

             (c) Any default, violation or breach of any provision of any Plan or ERISA, which could reasonably be expected to have a Material Adverse Effect upon Borrower.

         8.9 Security Documents. Any Security Document shall for any reason not, or cease to, create a valid and perfected superior Lien against any Collateral having a fair market value of at least $75,000 purported to be covered thereby as against any and all other Liens, except Permitted Liens.

         8.10 Change of Control. Any of the following shall occur: (a) Bruce D. Benson shall cease to own (actually or beneficially) at least five percent (5%) of the issued and outstanding capital stock of Borrower, or to be the chief executive officer and a director of Borrower, (b) a majority of the members of the Board of Directors of Borrower are not Qualifying Directors (as defined below), or (c) any Person (or group of Persons which is deemed a "person" for the purpose of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires more than forty percent (40%) of the outstanding stock of Borrower having ordinary voting power for the election of directors. As used herein, Qualifying Director means (i) any member of the Board of Directors as of the date hereof and (ii) any Person elected to fill a vacancy created by the death, resignation, failure to stand for reelection or removal of any Person described in clause (i) and this clause (ii) whose nomination or election was approved by a majority of the Persons described in clause (i) and this clause
(ii) who were serving on the Board of Directors at the time of such nomination or election.

         8.11 Notice and Cure. Upon learning of the occurrence of a Default described in Section 8.2, Section 8.3, Section 8.4, or Section 8.9, Lender shall provide Borrower with written notice of such Default, and, as the result of such Default, Lender may not accelerate the Notes or exercise any Rights pursuant to any of the Loan Documents, and, such Default will not constitute an "Event of Default," unless such Default is not remedied to the reasonable satisfaction of Lender within thirty (30) days after Borrower's receipt of such notice.

         8.12 Remedies Upon Event of Default. If an Event of Default occurs and, if applicable, continues beyond any applicable cure period, then Lender may exercise any one or more of the following Rights, and any other Rights provided in any of the Loan Documents as

Lender, in its sole discretion, may deem necessary or appropriate: (i) terminate its commitment to lend hereunder, (ii) declare the principal of, and all interest then accrued on, the Notes and any other liabilities under any of the Loan Documents to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Lender's Rights under the Loan Documents or otherwise provided under or pursuant to any applicable Law or agreement; provided, however, that if any Event of Default specified in Section 8.6 shall occur, the principal of, and all interest then accrued on, the Note and other liabilities hereunder shall thereupon become due and payable automatically and concurrently therewith, and Lender's obligations to lend shall immediately terminate hereunder, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         8.13 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents within any applicable cure period provided herein or in any of the other Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. Lender will give Borrower notice of such performance or attempted performance. Borrower shall, at the request of Lender, promptly pay any amount expended by Lender or its agents in such performance or attempted performance to Lender at its principal office, together with interest thereon at the Default Rate. Notwithstanding the foregoing, it is expressly understood that Lender assumes no liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                  ARTICLE IX.
                                  MISCELLANEOUS

         9.1 Strict Compliance. If any action or failure to act by Borrower violates or breaches any covenant or obligation of Borrower contained herein or any other Loan Document, then such breach or violation shall not be excused by the fact that such action or failure to act would otherwise be permitted by any covenant (or exception to any covenant) other than the covenant violated.

         9.2 Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same is in writing and signed by Lender and then shall be effective only in the specific instance and for the specific purpose for which given.

         9.3 Accounting Reports. All financial reports furnished by Borrower pursuant to this Agreement shall be prepared in such form and such detail as shall be reasonably satisfactory to Lender, and shall be prepared in accordance with GAAP.

         9.4 Waivers of Rights. Lender's failure to exercise or delay in exercising any Right shall not operate as a waiver thereof, and Lender's single or partial exercise of any Right shall not preclude any other or further exercise thereof or the exercise of any other Right. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         9.5 Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay: (i) all reasonable costs and expenses incurred by or on behalf of Lender (including without limitation, attorneys' fees but excluding overhead and other similar administrative costs) in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (b) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (c) the borrowings hereunder and other action reasonably required in the course of administration hereof, (d) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (ii) all reasonable costs and expenses incurred by or on behalf of Lender (including without limitation, attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section), specifically including, without limitation, all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding in which Borrower is a party, regardless of whether Lender ultimately prevails in such bankruptcy, insolvency or reorganization proceeding.

         9.6 Indemnity. Borrower hereby indemnifies, and agrees to defend and save harmless Lender and its officers, directors, employees, agents and attorneys, and each of them (the "Indemnified Parties"), from and against all claims, actions, suits and other legal proceedings commenced or asserted by any third parties against any of the Indemnified Parties, and all damages, costs, losses, interest, charges, counsel fees and other expenses and penalties incurred by any of the Indemnified Parties in connection therewith, except the Indemnified Parties' overhead and other similar administrative costs, as a result of or arising out of the execution and delivery by Borrower of any commitment letter or any of the Loan Documents, or the consummation or performance of the transactions contemplated thereby or hereby (collectively, the "Subject Transactions") by Borrower, or any act or failure to act by any of the Indemnified Parties, taken or failed to be taken by such Indemnified Parties in reliance upon any representation, warranty, covenant or promise made by Borrower to Lender in connection with the Subject Transactions, including, without limitation, damages, costs and expenses incurred by any of the Indemnified Parties in investigating, preparing for, defending against, providing evidence, producing documents, or taking any other action in respect of any commenced or threatened litigation, administrative proceeding, or investigation under any federal securities law or any other Law of any jurisdiction.

         Borrower hereby indemnifies, and agrees to defend and save harmless the Indemnified Parties from and against all claims, actions, suits and other legal proceedings, damages, costs, interest, charges, counsel fees and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of any Environmental Liability relating to the Properties. This Agreement is intended to protect and indemnify the Indemnified Parties against all risks involved in the Subject Transactions, all of which risks are hereby assumed by Borrower. Notwithstanding anything to the contrary contained in this Section

9.6, Borrower does not indemnify the Indemnified Parties against losses, liabilities, damages, claims, costs and expenses incurred by any of the Indemnified Parties which arise directly from their willful misconduct, bad faith or negligence. The obligations of Borrower under this Section 9.6 shall survive any termination of this Agreement and payment of the Note as respects any act or failure to act occurring prior to such termination or the assertion of any claim based upon any event or circumstance occurring prior to such termination.

         9.7 Notices. Except for telephonic notices specifically permitted herein, any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telex delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows: (a) Borrower: United States Exploration, Inc., Attention:
Bruce D. Benson, 1560 Broadway, Suite 1900, Denver, Colorado 80202; (b) Lender:
Bank of Oklahoma, N.A., Attention: Steve P. Ramsey, Vice President, 201 Robert
S. Kerr, P.O. Box 24128, Oklahoma City, Oklahoma 73124. Any notice to be mailed or personally delivered may be mailed or delivered to the addresses provided above. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered as aforesaid or, if transmitted by telex, on the day that such notice is transmitted as aforesaid; provided, however, that any telephonic or other notice received by Lender after 4:00 P.M. (Oklahoma time) on any day shall be deemed to have been given on the next succeeding day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party or parties pursuant to this Section 9.7.

         9.8 Governing Law. This Agreement has been negotiated and is being executed and delivered, in the state of Oklahoma and the substantive Laws of such state and the applicable federal Laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents, except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

         9.9 Choice of Forum and Jurisdiction. The obligations of Borrower for payment of all amounts due under this Agreement and the Loan Documents are performable in Oklahoma County, Oklahoma, and all other obligations of Borrower under this Agreement and the Loan Documents are performable in Oklahoma. Any suit, action or proceeding against Borrower with respect to this Agreement, the Note, the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Oklahoma, County of Oklahoma, or in the United States courts located in the State of Oklahoma as Lender may elect, and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note or any other Loan Document brought in the courts located in the State of Oklahoma, County of Oklahoma, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.10 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future Laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. The fact that any provision hereof is held to be illegal, invalid, or unenforceable shall not solely for such reason be an Event of Default.

         9.11 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to contract for, charge, receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if, the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary and mandatory prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         9.12 Offset. Borrower hereby grants to Lender the right of offset to secure repayment of the Indebtedness owing to Lender, upon any and all moneys, securities, and other properties and assets, and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or any of Lender's agents, from or for the account of Borrower, except such portions of the accounts or deposits of Borrower, which have been specifically designated by Borrower to Lender that they are for the benefit of Persons other than Borrower, and any and all claims of Borrower against Lender at any time existing. Lender shall only be entitled to exercise such right of offset upon the occurrence of any Event of Default.

         9.13 Table of Contents and Headings. The table of contents and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         9.14 Benefit. Without Lender's prior written consent, Borrower may not transfer or assign any rights and obligations hereunder or under any other Loan Documents and, subject to such restriction, the provisions hereof and of the other Loan Documents shall extend to and be binding upon the successors and assigns of Borrower. All covenants and agreements contained herein by or on behalf of any of the parties hereto shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, the holder or holders of the Note. The parties do not intend the benefits of the Loan Documents to inure to any third party, nor shall the Loan Documents be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained in the Loan Documents or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement, nothing in any Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of Lender's officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, or purchaser or lessee of any property owned by Borrower, nor in favor of any other Person other than Borrower.

         9.15 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.16 Written Loan Agreement. This Agreement represents the final agreement between Lender and Borrower as respects the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no other written or oral agreements between the parties, except as may be referenced in this Agreement or any of the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BORROWER:                        UNITED STATES EXPLORATION, INC.


                                 By  /s/ Bruce D. Benson
                                   ---------------------------------------------
                                   Name: Bruce D. Benson
                                   Title: President and Chief Executive Officer

LENDER:                          BANK OF OKLAHOMA, N.A.


                                 By  /s/ Steve P. Ramsey
                                   ---------------------------------------------
                                         Steve P. Ramsey, Vice President

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
Exhibit "A"         Revolving Note

Exhibit "B"         Mortgage

Exhibit "C"         Request for Advance

Exhibit "D"         Guaranty

Exhibit "E"         Permitted Liens

Exhibit "F"         Wells

Exhibit "G"         Title Defects

Exhibit "H"         No Default Certificate

Exhibit "I"         Litigation

Exhibit "J"         Subsidiaries

Exhibit "K"         Compliance Certificate

                                EXHIBITS OMITTED